Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Richard A. Wright, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

1.

the quarterly report on Form 10-Q of The Alkaline Water Company Inc. for the period ended September 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of The Alkaline Water Company Inc.

November 21, 2016

/s/ Richard A. Wright
Richard A. Wright
Vice-President, Chief Operating Officer, Secretary,
Treasurer and Director
(Principal Executive Officer, Principal Financial Officer
and Principal Accounting Officer)